UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2011

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01a. .OTHER INFORMATION

On October 31, 2011, Senior Judge Loren A. Smith denied the Department of Justice’s Motion to Reconsider and clarified the Court's opinion as follows:

“The Court hereby DENIES Defendant’s Motion to Reconsider. The Court, however, clarifies its opinion on page 29 Section “f. Mitigation” as follows:

f. Mitigation
 The Government has also suggested that Carteret was at all times shielded from the effects of the breach because it fully mitigated shortly after FIRREA was enacted when it received a $20 million capital infusion from AmBase and because it sought and obtained a preliminary injunction in 1991 that required OTS to accord full regulatory capital treatment to Carteret’s contractual goodwill. This is just not true.

Following the breach in 1989, AmBase invested $20 million in Carteret to enable the thrift to comply fully with FIRREA’s minimum regulatory capital requirements. Thus, the investment arguably mitigated the breach until Carteret’s commercial real estate losses caused the thrift to fall out of compliance. In 1991, AmBase invested $30 million to partially mitigate the breach. AmBase argues that, absent the breach, it would have had the money to invest in Carteret after Carteret fell out of regulatory capital compliance in June 1991. Further, there is evidence that AmBase could have invested significantly more if there were other investors.

The Government further argues that Carteret would have been out of compliance by an additional $50 million if the money had not been invested in 1989 and 1991; therefore, the timing of the investment was irrelevant to Carteret’s inability to satisfy the minimum regulatory capital requirements. As the Federal Circuit observed in Old Stone Corp. v. United States, 450 F.3d 1360 (Fed. Cir. 2006), the Government is not responsible if an economic downturn causes the thrift to be seized after the holding company has mitigated the breach. The Government points out that by June 1991, Carteret could not satisfy its minimum tangible requirements even if AmBase could have infused cash to replace all the goodwill affected by FIRREA. Therefore, under Old Stone the Government contends it is not responsible for the losses Carteret allegedly suffered after AmBase mitigated the breach. Old Stone, 450 F.3d at 1375. The Court finds that this argument is without merit. It is clear, that absent the breach, Ambase would have had $50 million left in its pockets to invest in Carteret and this investment would have been critical in obtaining further capital from other investors. In fact, the evidence presented at trial was that AmBase was willing to invest up to $150 million. AmBase did not do this is as this money alone would not satisfy the regulatory requirements. Additionally, the regulators were breathing down Carteret's neck by not honoring the injunction and investors were not willing to invest in this climate.

The Government’s argument is like that of a bad driver who destroys your car and then says because you have replaced it with your own money you have no damages. Here, the Plaintiffs are not seeking consequential damages where mitigation might be an issue, but damages for the destruction of the bank which the breach has directly caused. Causation is the key issue in this case. The only role of mitigation analysis is to determine whether the Government’s breach or the Bank’s own actions were the primary cause of the Bank’s demise. Without the breach and an additional $50 million investment from AmBase, Carteret’s ability to attract investments would have been dramatically improved and the Court finds from the evidence the bank would have survived.

It is so ORDERED.
s/Loren A. Smith
LOREN A. SMITH,
SENIOR JUDGE”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

Date:  October 31, 2011                                                                        By       /s/ Richard A. Bianco
 Richard A. Bianco
 Chairman, President and Chief Executive Officer